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                                                                   EXHIBIT 23(B)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


                   CONSENT OF MITCHELL, WIGGINS & COMPANY LLP



         We consent to the use of our report on the balance sheets of Community Bankshares Incorporated as of December 31, 2000 and 1999, and the related statements of income, stockholders' equity and cash flows for the three years then ended, included in the Registration Statement on Form S-4 of SouthTrust Corporation and to the references to our firm under the heading "Other Experts and Counsel" in the Prospectus.


                                           /s/ MITCHELL, WIGGINS & COMPANY LLP
                                           -----------------------------------

Petersburg, Virginia
October 19, 2001